Exhibit 99.1

              Synagro Technologies, Inc. Announces Follow-On Equity
                            Offering of Common Stock


    HOUSTON--(BUSINESS WIRE)--June 1, 2005--Synagro Technologies, Inc. ("Synagro" or "Company") (NASDAQ Small Cap:SYGR), today announced a public offering of 33,000,000 shares of its common stock, 9,523,810 of which are being sold by Synagro and 23,476,190 of which are being sold by the selling stockholders, including the Company's majority stockholder, investment funds affiliated with GTCR Golder Rauner, LLC. Synagro will not receive any proceeds from the sale of the shares by the selling stockholders.
    Banc of America Securities LLC and Lehman Brothers are the joint book-running managers for the offering. In addition, CIBC World Markets is a lead manager, and Raymond James and Sanders Morris Harris are co-managers for the offering. Full details of the offering, including a description of the offering and certain risk factors relating to it, are contained in a prospectus, which may be obtained from Banc of America Securities LLC, Attn: Prospectus Department, 100 West 33rd Street, New York, New York 10001 or via e-mail at dg.prospectus_distribution@bofasecurities.com or Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York 11717.
    A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
    Synagro believes that it is the largest recycler of biosolids and other organic residuals in the United States and it believes that it is the only national company focused exclusively on the estimated $8 billion organic residuals industry, which includes water and wastewater residuals. The Company serves approximately 600 municipal and industrial water and wastewater treatment accounts with operations in 37 states and the District of Columbia. The Company offers a broad range of water and wastewater residuals management services focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the wastewater treatment process, including drying and pelletization, composting, product marketing, incineration, alkaline stabilization, land application, collection and transportation, regulatory compliance, dewatering, and facility cleanout services.

    Safe Harbor Statement

    This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under Synagro's control which may cause the actual results, performance or achievement of Synagro to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to: the risk that the Company's planned Follow-On Equity Offering might not close, the risk that our stockholders may not receive the level of dividends provided for in the dividend policy Synagro expects to be adopted by its board or any dividends at all; changes in federal wastewater treatment and biosolid regulation; our ability to comply with federal, state and local environmental regulations or to maintain and obtain necessary permits; competition in the wastewater residuals management business; the risk of early termination of customer contracts; our level of debt; our ability to obtain additional financing; our ability to maintain sufficient insurance; the effect of the restrictions in the new senior secured credit facility on our operation; and our ability to service our debt. Other factors are discussed in Synagro's periodic reports and registration statements filed with the Securities and Exchange Commission.


    CONTACT: Synagro Technologies, Inc., Houston
             Robert C. Boucher, Jr., 713-369-1700